EXHIBIT 1.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                            GARDEN CONNECTIONS, INC.

                                                   State of Delaware
                                                   Secretary of State
                                                   Division of Corporations
                                                   Delivered 06:39 PM 08/26/2003
                                                   FILED 04:13 PM 08/26/2003
                                                   SRV 030554894 - 3696163 FILE

                          CERTIFICATE OF INCORPORATION

      FIRST: The name of this corporation shall be GARDEN CONNECTIONS, INC.

      SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is THE COMPANY CORPORATION

      THIRD: The purpose or purposes of the corporation shall be:

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

      SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named has executed signed and acknowledged this certificate of incorporation this 26th day of August, 2003.

                                                        s:/
                                                        ------------------------
                                                        Name: Denise L. Robinson
                                                        Incorporator